Exhibit 10.12

TRANSCEND SERVICES, INC.

2006 EXECUTIVE COMPENSATION PLAN

On December 21, 2005, the Stock Option and Compensation Committee of the Board of Directors of Transcend Services, Inc. (the “Company”) approved a 2006 compensation plan for management, including the executive officers of the Company as follows:

Name	Title	Potential Annual Bonus as Percentage of Annual Salary *		Annual Salary (effective 1/1/2006)
Gerdes, Larry G.	Chief Executive Officer	50%		$235,000
Munoz, Juan Alejandro (“Alex”)	Executive Vice President - Operations	50	%**	$200,000
Cornell, Lance	Chief Financial Officer, Treasurer and Secretary	50	%***	$160,000
Bateman, Jeanne N.	Chief Accounting Officer, Controller and Assistant Secretary	25%		$80,000

*	Based upon the Company exceeding the annual net income in the Company’s 2006 business plan approved by the Board of Directors on December 21, 2005.
**	$50,000 of this bonus potential is guaranteed for Mr. Munoz.
***	In addition Mr. Cornell is eligible for a bonus of up to $10,000 based on the achievement of certain objectives during the first quarter of 2006.